Exhibit 99.1

Northern Oil and Gas Announces Offering of Common Stock

WAYZATA, Minnesota— Northern Oil and Gas, Inc. (NYSE Amex: NOG) (“Northern Oil”) announced today the sale of 5,000,000 shares of its common stock pursuant to an underwriting agreement with Canaccord Adams Inc. acting as sole bookrunner. The gross proceeds to Northern Oil from the sale of this common stock will be approximately $75 million. Northern Oil has also granted the underwriters the option to purchase up to an additional 750,000 shares from the company to cover any over-allotments, if any. The last reported sale of our common stock as reported by the NYSE Amex Equities Market on April 14, 2010 was $15.48 per share.

Northern Oil intends to use the net proceeds from the offering to continue to pursue acquisition opportunities, to fund its accelerated drilling program, to repay short-term borrowings, and for other working capital purposes.

The offering is being made pursuant to an effective shelf registration statement. A prospectus supplement related to the offering will be filed with the Securities and Exchange Commission. This press release does not constitute an offer to sell or the solicitation of offers to buy any security and shall not constitute an offer, solicitation, or sale of any security in any jurisdiction in which such offer, solicitation, or sale would be unlawful. The offering may be made only by means of a prospectus supplement and the accompanying prospectus, copies of which may be obtained by sending a request to the offices of Canaccord Adams, Attn: Syndicate Department, 99 High Street, 12th Floor, Boston, MA 02110, phone: (800) 225-6201. Alternatively, you may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.

ABOUT NORTHERN OIL AND GAS, INC.

Northern Oil is an exploration and production company based in Wayzata, Minnesota with activities focused primarily in the Rocky Mountain Region of the United States, specifically the Williston Basin. More information about Northern Oil can be found at www.NorthernOil.com or by calling investor relations at 772-219-7525.

SAFE HARBOR

This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”). All statements other than statements of historical facts included in this report regarding our financial position, business strategy, plans and objectives of management for future operations, industry conditions, and indebtedness covenant compliance are forward-looking statements. When used in this report, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “target,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about, actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond our Company’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following, general economic or industry conditions, nationally and/or in the communities in which our Company conducts business, changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, our ability to raise capital, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, other economic, competitive, governmental, regulatory and technical factors affecting our Company’s operations, products, services and prices.

We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control.

CONTACT:

Investor Relations
772-219-7525

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